UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. (e) Compensatory Arrangements of Certain Officers
General
The Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the US Airways Group, Inc. (the “Company”) regularly reviews compensation programs and general industry compensation practices of other airlines in the course of its supervision of our compensation programs. After consideration of other airlines’ programs, the Committee determined that the structure of both our annual incentive program and our Long-Term Incentive Performance Program (the “LTIP”), as well as the target payout percentages of both plans as described below, were consistent with general compensation practices in the airline industry.
2011 Annual Incentive Program
Executives and other key management employees of the Company and its subsidiaries, including the “named executive officers” of the Company, are eligible to participate in an annual incentive program administered under the US Airways Group, Inc. 2008 Equity Incentive Plan. By March 31st of each year, the Committee must establish the performance measures that will be used to determine incentive awards for the year. The Committee also establishes target incentive award amounts as a percentage of base salary for each participant. The Committee may adjust each individual’s payment amount in its discretion based on individual performance. After Committee approval, the incentive awards are paid as lump-sum cash distributions as soon as practicable after the end of the plan year.
On January 19, 2011, the Committee established the (1) corporate financial targets based on designated minimum levels of pre-tax income for fiscal year 2011, (2) operational targets based on (a) a peer-group comparison of on-time flight performance in 2011, (b) a peer-group comparison of customer complaints in 2011, (c) a peer group comparison of baggage handling in 2011 and (d) the Company’s 2011 cost (excluding fuel and payments under the employee profit sharing program) per available seat mile and (3) bonus pool amount, based on the extent to which the corporate financial targets and the operational targets are met, for the annual incentive program. The Committee established absolute goals for each of the operational targets for target payouts and also instituted minimum annual performance targets which must also be achieved for each given operational target to be deemed achieved. The Committee established 2011 target incentive awards as 125% of base salary for our Chief Executive Officer, 110% of base salary for our President, 100% of base salary for our Executive Vice Presidents and 80% of base salary for our Senior Vice Presidents. If the performance measures are met at the maximum level, the Committee may approve payouts at 200% of a participant’s base salary (160% for Senior Vice Presidents).

If one or more of the corporate financial targets and operational targets are met, the Committee will determine an incentive award amount for each individual based on the individual’s target incentive award amount, the level of achievement of the financial and operational targets, the total bonus pool amount available and individual performance. The awards for officers at the level of Senior Vice President and above, referred to herein as “senior officers” and who include the named executive officers, are weighted 80% to the corporate financial targets and 20% to the operational targets. The four operational targets are each weighted equally. If the Company does not meet any of the corporate financial targets or operational targets, then no awards will be paid. In no event will the aggregate amount of awards paid out to the participants exceed the established bonus pool. The Committee has also reserved the right to decrease the awards or to make no payment of an award in its discretion, regardless of the attainment of the targets.

2011 Long-Term Incentive Performance Program
On January 19, 2011, the Committee approved the terms and conditions for awards for the new three-year performance cycle beginning January 1, 2011 and ending December 31, 2013 under the Company’s LTIP, which operates under the US Airways Group, Inc. 2008 Equity Incentive Plan. The LTIP provides for performance cash awards to be paid to our officers, including the named executive officers, based on the Company’s total stockholder return (“TSR”) over the three-year performance cycle relative to the TSRs of a pre-defined competitive peer group for the same period. Cash awards will be paid out as a percentage of base salary based on our relative TSR rank, provided that a threshold level is reached.
For determining the cash awards for the 2011-2013 performance cycle, the Committee adopted a peer group consisting of the following eight companies: AirTran Holdings, Inc., Alaska Air Group, Inc., AMR Corporation (the parent company of American Airlines), Delta Air Lines, Inc., Hawaiian Holdings, Inc. (the parent company of Hawaiian Airlines), JetBlue Airways Corporation, Southwest Airlines Co. and United Continental Holdings, Inc. (the parent company of United Air Lines and Continental Airlines). In addition, the Committee approved the following award pay-out schedule for the 2011-2013 performance cycle:

Company
TSR	Payout as a %
Relative Rank	of Base Salary
	SVP	EVP	President	CEO
1-2 of 8	140%	175%	200%	200%	(Maximum)
3 of 8	117%	150%	172%	175%
4 of 8	93%	125%	143%	150%
5 of 8	70%	100%	115%	125%	(Target)
6 of 8	46%	65%	75%	81%
7 of 8	21%	30%	35%	38%	(Threshold)
8 of 8	0%	0%	0%	0%
* * * * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: January 21, 2011	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President - Corporate and Government Affairs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: January 21, 2011	By:	/s/ Stephen L. Johnson
		Name:	Stephen L. Johnson
		Title:	Executive Vice President - Corporate and Government Affairs